Exhibit 99.1

FleetCor Reports First Quarter 2011 Financial Results

NORCROSS, Ga., May 12, 2011 — FleetCor Technologies, Inc. (NYSE: FLT), a leading independent global provider of specialized payment products and services to businesses, commercial fleets, major oil companies, petroleum marketers and government fleets, today reported financial results for its first quarter ended March 31, 2011.

“We are very pleased with our first quarter results. In the first quarter we reported adjusted net income growth of 20%, on a pro forma basis, which is in line with our previously announced organic growth earnings target “ said Ron Clarke, chairman, president and chief executive officer, FleetCor Technologies, Inc. “Our strategy continues to be growing the business through organic measures, signing new partnership agreements, such as the recently announced major oil company agreement, and pursuing acquisitions, particularly in emerging markets.”

Financial results for the first quarter of 2011:

GAAP Results

•	Total revenues, net in the first quarter of 2011 increased 6.5% to $111.0 million compared to $104.2 million in the first quarter of 2010
•	Net income in the first quarter of 2011 increased 18.2% to $32.3 million, or $0.39 per diluted share, compared to $27.3 million, or $0.34 per diluted share in the first quarter of 2010

Non-GAAP Results

•	Adjusted revenues (revenues, net less merchant commissions) in the first quarter of 2011 increased 10.9% to $102.7 million compared to $92.6 million in the first quarter of 2010
•

Adjusted net income in the first quarter of 2011 increased 20% to $39.3 million, or $0.47 per diluted share, compared to $32.7 million, or $0.39 per diluted share in the first quarter of 2010 on a pro forma basis (to reflect the impact of public company expenses, non-cash compensation expenses, decrease in the effective tax rate, effective during the first quarter of 2011, and fully diluted shares effective in the first quarter of 2011, as if these changes had occurred during the first quarter of 2010)

Reconciliations of GAAP results to non-GAAP results and pro forma adjustments are provided in exhibit 1 attached. Additional supplemental data is provided in exhibit 2.

2011 Outlook

FleetCor Technologies, Inc. is re-affirming its financial guidance for 2011 as follows:

•	Revenue between $460 million to $480 million
•	Adjusted Net Income between $155 million to $165 million
•	Adjusted Net income per diluted share between $1.83 to $1.95

“We remain confident about our full year guidance, given the generally positive economic environment , and the progress on our organic growth initiatives”, said Mr. Clarke.

The Company’s full year 2011 guidance includes the following:

•	Approximately $2 million of incremental cash operating costs for public company expenses
•	A 1.9% increase in our effective tax rate from 28.7% in 2010 to 30.6% in 2011
•	An increase of 3.9 million diluted shares outstanding from 80.8 million shares in 2010 to 84.7 million shares in 2011

If these incremental costs and shares had been incurred in 2010, the Company’s full year 2010 Adjusted Net Income would have been $138.3 million, or $1.63 per diluted share.

The Company’s full year 2011 guidance is presented on a constant currency basis and assumes similar macroeconomic and business conditions exist in 2011 as did in 2010. This guidance does not reflect the impact of any future acquisitions or material new partnership agreements.

Conference Call

The Company will host a conference call to discuss first quarter 2011 financial results today at 5:00pm ET. Hosting the call will be Ron Clarke, chief executive officer, and Eric Dey, chief financial officer. The conference call can be accessed live over the phone by dialing 877-941-1427, or for international callers 480-629-9664. A replay will be available one hour after the call and can be accessed by dialing 877-870-5176 or 858-384-5517 for international callers; the conference ID is 4436750. The replay will be available until Thursday, May 19, 2011. The call will be webcast live from the Company’s investor relations website at investor.fleetcor.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FleetCor’s beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology. Examples of forward-looking statements in this press release include statements relating to revenue and earnings guidance, assumptions underlying financial guidance, and management’s plans for 2011 and confidence in prospects for growth. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as delays or failures associated with implementation; fuel price and spread volatility; changes in credit risk of customers and associated losses; the actions of regulators relating to payment cards; failure to maintain or renew key business relationships; failure to maintain competitive offerings; failure to maintain or renew sources of financing; failure to successfully integrate acquired businesses; failure to successfully expand business internationally; the impact of foreign exchange rates on operations, revenue and income; the effects of general economic conditions on fueling patterns and the commercial activity of fleets, as well as the other risks and uncertainties identified under the caption “Risk Factors” in FleetCor’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission on March 25, 2011. FleetCor believes these forward-looking statements are reasonable; however, forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this press release are made only as of the date hereof, and FleetCor does not undertake, and specifically disclaims, any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

About Non-GAAP Financial Measures

Adjusted revenues are calculated as revenues less merchant commissions. Adjusted net income is calculated as net income, adjusted to eliminate (a) stock-based compensation expense related to share-based compensation awards, (b) amortization of deferred financing costs and intangible assets and (c) amortization of the premium recognized on the purchase of receivables. The Company uses adjusted revenues as a basis to evaluate the company’s revenues net of the commissions that are paid to merchants to participate in our card programs. The commissions paid to merchants can vary when market spreads fluctuate in much the same way as revenues are impacted when market spreads fluctuate. The company believes this is a more effective way to evaluate the company’s revenue performance. We prepare adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. Adjusted revenues, and adjusted net income are supplemental measures of operating performance that do not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. We believe it is useful to exclude stock-based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock-based compensation expense is not a key measure of our core operating performance. We also believe that amortization expenses can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income.

Management uses adjusted revenues, and adjusted net income:

- as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;

- for planning purposes, including the preparation of our internal annual operating budget;

- to allocate resources to enhance the financial performance of our business; and

- to evaluate the performance and effectiveness of our operational strategies.

We believe adjusted revenues, and adjusted net income is used by investors as supplemental measures to evaluate the overall operating performance of companies in our industry. By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

About FleetCor

FleetCor, The Global Fleet Card Company, is a leading independent global provider of specialized payment products and services to businesses, commercial fleets, major oil companies, petroleum marketers and government entities. FleetCor’s payment programs enable businesses to better manage and control employee spending and provide card-accepting merchants with a high volume customer base that can increase their sales and customer loyalty. FleetCor serves commercial accounts in 18 countries in North America, Europe, Africa and Asia. For more information, please visit www.fleetcor.com.

FleetCor Technologies, Inc. and subsidiaries

GAAP Consolidated Statements of Income

(In thousands, except share and per share amounts)

	1st Quarter
	2011	2010
	(Unaudited)	(Unaudited)

Revenues, net	$111,005	$104,202

Expenses:
Merchant commissions	8,277	11,589
Processing	17,932	17,521
Selling	7,787	6,849
General and administrative	17,915	13,089

	59,094	55,154
Depreciation and amortization	8,607	8,054

Operating income	50,487	47,100

Other (income) loss, net	(34)	44
Interest expense, net	3,363	5,264

Total other expense	3,329	5,308

Income before income taxes	47,158	41,792

Provision for income taxes	14,823	14,447

Net income	32,335	27,345

Calculation of income attributable to common shareholders:

Convertible preferred stock accrued dividends	-	(4,420)

Income attributable to common shareholders for basic earnings per share	$32,335	$22,925

Basic earnings per share	$0.40	$0.67
Diluted earnings per share	$0.39	$0.34

Weighted average shares outstanding:
Basic shares	79,937	34,011
Diluted shares	83,378	80,489

FleetCor Technologies, Inc. and subsidiaries

Consolidated Balance Sheets

(In thousands, except share and par value amounts)

	March 31, 2011	December 31, 2010
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$119,779	$114,804
Restricted cash	66,319	62,341
Accounts receivable (less allowance for doubtful accounts of $15,187 and $14,256, respectively)	378,951	260,163
Securitized accounts receivable - restricted for securitization investors	154,000	144,000
Prepaid expenses and other current assets	36,226	33,191
Deferred income taxes	4,594	4,484

Total current assets	759,869	618,983

Property and equipment	87,411	83,013
Less accumulated depreciation and amortization	(60,314)	(56,195)

Net property and equipment	27,097	26,818

Goodwill	602,017	601,666
Other intangibles, net	190,066	193,861
Other assets	43,172	42,790

Total assets	$1,622,221	$1,484,118

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$250,765	$177,644
Accrued expenses	59,002	49,176
Customer deposits	81,016	78,685
Securitization facility	154,000	144,000
Current portion of notes payable and other obligations	11,134	11,617

Total current liabilities	555,917	461,122

Notes payable and other obligations, less current portion	317,287	313,796
Deferred income taxes	81,350	83,255

Total noncurrent liabilities	398,637	397,051

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value; 475,000,000 shares authorized, 11,885,103 shares issued and 80,003,433 shares outstanding at March 31, 2011; and 475,000,000 shares authorized, 111,522,354 shares issued and 79,655,213 shares outstanding at December 31, 2010	112	112
Additional paid-in capital	427,849	421,991
Retained earnings	419,498	387,163
Accumulated other comprehensive loss	(4,129)	(8,101)
Less treasury stock, 31,881,670 shares at March 31, 2011 and 31,867,141 shares at December 31, 2010	(175,663)	(175,220)

Total stockholders’ equity	667,667	625,945

Total liabilities and stockholders’ equity	$1,622,221	$1,484,118

Exhibit 1

RECONCILIATION OF NON-GAAP MEASURES AND PRO FORMA INFORMATION

(In thousands, except shares and per share amounts)

The following table reconciles revenues, net to adjusted revenues:

	1st Quarter 2011	1st Quarter 2010

Revenues, net	111,005	104,202
Merchant commissions	8,277	11,589

Total adjusted revenues	$102,728	$92,613

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:

	1st Quarter 2011	1st Quarter 2010	Year Ended 2010
Net income	$32,335	$27,345	$107,896

Stock based compensation	4,250	853	27,546
Amortization of intangible assets	4,600	4,188	17,203
Amortization of premium on receivables	816	816	3,263
Amortization of deferred financing costs	466	427	2,016

Total pre-tax adjustments	10,132	6,284	50,028

Income tax impact of pre-tax adjustments at the effective tax rate	(3,184)	(2,172)	(14,340)

Adjusted net income	$39,283	$31,457	$143,584

Adjusted net income per diluted share	$0.47	$0.39	$1.78

Diluted shares	83,378	80,489	80,751

For the periods presented below, the following table reconciles 2010 actual results to 2010 pro forma results , which reflects the impact of stock-based compensation expense related to share-based compensation awards, public company expenses and a decrease in the effective tax rate, effective during 2011, as if these changes had occurred in 2010:

	Quarter Ended March 31, 2010	Q1 2011 Changes[1]	Pro forma March 31, 2010	Year Ended 2010	2011 Changes[2]	Pro forma 2010

Income before income taxes	$41,792	$(3,745)	$38,047	151,280	$(14,000)	$137,280
Provision for income taxes	14,447	(2,517)	11,930	43,384	(1,376)	42,008

Net income	27,345	(1,228)	26,117	107,896	(12,624)	95,272

Stock based compensation	853	3,288	4,141	27,546	12,000	39,546
Amortization of intangible assets	4,188	-	4,188	17,203	-	17,203
Amortization of premium on receivables	816	-	816	3,263	-	3,263
Amortization of deferred financing costs	427	-	427	2,016	-	2,016

Total pre-tax adjustments	6,284	3,288	9,572	50,028	12,000	62,028

Income tax impact of pre-tax adjustments at the effective tax rate	(2,172)	(829)	(3,001)	(14,340)	(4,641)	(18,981)

Adjusted net income	$31,457	$1,231	$32,688	$143,584	$(5,265)	$138,319

Adjusted net income per diluted share	$0.39		$0.39	$1.78		$1.63

Diluted shares	80,489		83,378	80,751		84,700

1 Q1 2011 changes include approximately $0.3 million in incremental cash operating costs for public company expenses, $3.3 million of non-cash compensation expenses associated with our stock plan, and a 3.2% decrease in our effective tax rate from 34.6% at March 31, 2010 to 31.4% at March 31, 2011. Additionally, 2011 reflects an increase of 2.9 million diluted shares outstanding, from 80.5 million at March 31, 2010 to 83.4 million at March 31, 2011.

[2] 2011 changes include approximately $2.0 million in incremental cash operating costs for public company expenses, $12.0 million of non-cash compensation expenses associated with our stock plan, and a 1.9% increase in our effective tax rate from 28.7% in 2010 to 30.6% in 2011. Additionally, 2011 reflects an increase of 3.9 million diluted shares outstanding, from 80.8 million in 2010 to 84.7 million in 2011.

Exhibit 2

Transaction Volume, Revenues and Adjusted Revenue, Per Transaction and by Segment

(in thousands except revenues, net per transaction and adjusted revenues per transaction)

	1st Quarter
	2011	2010	Change	% Change
NORTH AMERICA
- Transactions	36,157	34,926	1,231	3.5%
- Revenues, net per transaction	$1.98	$1.96	$0.02	0.8%
- Revenues, net	$71,585	$68,591	$2,994	4.4%
INTERNATIONAL[1]
- Transactions	11,299	10,733	567	5.3%
- Revenues, net per transaction	$3.49	$3.29	$0.20	6.1%
- Revenues, net	$39,420	$35,297	$4,123	11.7%

FLEETCOR CONSOLIDATED REVENUES[1]
- Transactions	47,457	45,659	1,798	3.9%
- Revenues, net per transaction	$2.34	$2.28	$0.06	2.8%
- Revenues, net	$111,005	$103,888	$7,117	6.9%

FLEETCOR CONSOLIDATED ADJUSTED REVENUES[1,2]
- Transactions	47,457	45,659	1,798	3.9%
- Adjusted Revenues per transaction	$2.16	$2.02	$0.14	7.1%
- Adjusted Revenues	$102,728	$92,299	$10,429	11.3%

1 Calculation of revenue per transaction for our International segment and on a consolidated basis for the quarter ended March 31, 2010 excludes the impact of a non-renewed partner contract in Europe, inherited from an acquisition, which we chose not to renew. This non-renewed contract contributed approximately 1.6 million transactions and $0.3 million in revenues, net to our International segment in the quarter ended March 31, 2010. This contract had a high number of transactions and very little revenue and had a $0.40 negative impact on our International segment revenue per transaction in the quarter ended March 31, 2010. We believe that excluding the impact of this contract is a more effective measure for evaluating the Company’s revenue performance of its continuing business. Revenues, net, excluding the impact of a non-renewed partner contract in Europe for our International segment and on a consolidated basis are supplemental non-GAAP financial measures of performance.

2Adjusted revenues is a non-gaap financial measure defined as revenues, net less merchant commissions. The Company believes this measure is a more effective way to evaluate the Company’s revenue performance. Refer to Exhibit 1 for a reconciliation of revenues, net to adjusted revenues.